                                                                   EXHIBIT 10.21

                                 PROMISSORY NOTE

ALPHARETTA, GEORGIA                                         DATE: MARCH 14, 2002

PRINCIPAL AMOUNT: US $2,250.00
INTEREST RATE: 10% per annum

DUE DATE: August 31st, 2002

FOR VALUE RECEIVED the undersigned, Syndicated Food Services International Inc., a Florida corporation (the "Borrower") promises to pay to the order of FIDRA HOLDINGS LTD. OR ITS SUCCESSORS OR ASSIGNS (THE "HOLDER") the sum of TWO THOUSAND TWO HUNDRED AND FIFTY US DOLLARS (USD $2,250.00) (The Principal) on August 31, 2002 (The "Maturity Date"), together with the interest at the rate of Ten per cent (10%) per annum on the principal amount outstanding from time to time until paid in full and payable on the last day of each calendar month commencing on June 30th, 2002. All sums due hereunder shall be paid by the Borrower to the holder of this Note at such address as designated by the holder of this Note to the Borrower.

In the event a default shall be made in payment of any installment of interest or principal or other charges when due all such amounts shall bear interest at a default rate of interest from the date of default at the rate of 12 % per annum and shall be immediately due and payable. In the event of any default hereunder the holders shall be entitled to all remedies at law or in equity and shall be entitled to all costs and expenses incurred by its, including attorneys fees.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. Any dispute with respect to the interpretation of this Note or the rights and obligations of the parties shall be exclusively brought in a proceeding in the United States District Court for the Southern District of New York or if such court lacks subject matter jurisdiction in the Supreme Court of the State of New York, County of New York. Each of the holder and the Borrower waives the right to context the jurisdiction or venue of either of such courts or to claim it is an inconvenient forum.

Neither the Borrower or the holder may claim the right to have a jury trial and the Borrower shall have no right of offset or counterclaim.

The Borrower expressly waives the right to notice of any default or the right to presentment or demand.

The proceeds of this Note shall be used to pay outstanding invoices to Helen Taillefer.

SYNEDICATED FOOD SERVICE INTERNATIONAL INC.,

BY: /s/ Thomas P. Tanis, JR.
    ------------------------
    THOMAS P. TANIS, JR.
    CHIEF EXECUTIVE OFFICER

    /s/ Becky Mcclure

                            [STAMP OF BECKY MCCLURE]